Great Elm Capital Corp. (NASDAQ: GECC) Investor Presentation – Quarter Ended December 31, 2017 March 12, 2018 © 2018 Great Elm Capital Corp. Exhibit 99.2

© 2018 Great Elm Capital Corp. Disclaimer Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of Great Elm Capital Corp. (“GECC”) common stock, and performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of December 31, 2017, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale.

GECC Snapshot GECC Investment Objective Investment Strategy Externally managed, special situations-focused BDC Common stock trades as “GECC” and baby bonds as “GECCL” and “GECCM” on NASDAQ $0.083 per share monthly distribution1 GEC, the parent company of Great Elm Capital Management, Inc., owns approximately 18.5% of GECC’s outstanding shares, creating a strong alignment of interest between the BDC and its external manager To generate both current income and capital appreciation, while seeking to protect against risk of capital loss To apply the key principles of value investing to the capital structures of predominantly middle-market companies Portfolio (as of 12/31/2017) $239.9 million of total assets; $164.9 million of portfolio fair value; $132.3 million of net asset value Weighted average current yield of 15.3%2 Invested in 20 companies across more than 15 industries and 28 investments (24 debt, four equity) (1) Based on distributions that have been declared through June 2018. Past distributions are not indicative of future distributions. Distributions are declared by the Board by the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Please refer to “Distribution Policy and Declared Distributions” later in this presentation. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. © 2018 Great Elm Capital Corp.

2017 Highlights and Recent Achievements Out-earned declared distributions each quarter of 2017, culminating with a special distribution of $0.20 per share that was declared in Q4, resulting in an annual distribution yield of 9.63% for 2017 (based on 12/31/2017 NAV) During 2017, monetized $175.0 million across 32 investments (and 27 issuers), in whole or in part, at a weighted average current yield of 11.84% and a weighted average price of $1.00. This includes the complete exit of 15 positions, including nine legacy Full Circle positions During 2017, deployed $186.6 million of capital into 20 investments across 17 issuers at a weighted average current yield of 11.49% and a weighted average price of $0.97, including nine new investments Raised approximately $79.0 million in debt capital through two baby bond offerings, with an interest rate of 6.50% on the GECCL notes due 2022 and 6.75% on the GECCM notes due 2025 Capital Structure Deployment of Capital Monetization of Investments Distributions Repurchased 2.1 million shares of GECC during 2017, which represented approximately 16% of the shares outstanding as of 12/31/2016. Share repurchases were executed at a weighted average price of $11.20 per share, resulting in $0.40 per share accretion to our stockholders Stock Buyback Program © 2018 Great Elm Capital Corp.

© 2018 Great Elm Capital Corp. Realized Investments (through March 8, 2018) Past performance is not indicative of future results. It should not be assumed that the realization of other positions will be profitable or equal the performance of the positions realized in the quarter ended December 31, 2017 and the partial quarter reported through March 8, 2018. Because we focus on a catalyst-driven, special situations investment approach, results will vary from period to period and it should not be assumed that results attained in any one period will be replicated. Please refer to “Disclaimer” at the beginning of this presentation.

© 2018 Great Elm Capital Corp. Background Catalyst Outcome Optima filed for chapter 11 bankruptcy protection in December 2016 As one of Optima’s largest pre-petition creditors, we were in a unique position to help structure and finance an attractive debtor-in-possession (“DIP”) loan in March 2017 The DIP was senior secured, carried a LIBOR + 1,000 basis points (“bps”) interest rate (with a LIBOR floor of 100 bps) and was scheduled to mature in October 2017 A portion of the proceeds from the DIP loan were used to refinance the pre-petition notes at par The DIP loan credit agreement required both: 1) that the company meet several progress milestones on its way toward getting confirmation of its plan of reorganization; and 2) repayment in full in October 2017 These requirements created the catalyst for a refinancing of the DIP loan upon the company’s exit from bankruptcy The sponsor of Optima’s plan of reorganization requested up to an additional month beyond the DIP maturity to effect the company’s exit from bankruptcy The DIP loan was refinanced at par in November 2017, resulting in an IRR of 12.0% and a cash-on-cash return of 1.08x in approximately nine months Optima Specialty Steel, Inc. (“Optima”)

© 2018 Great Elm Capital Corp. Background Catalyst Outcome GECC purchased Sonifi Term Loan A of 3/28/2018 in December 2016 at a price of approximately 51.0% of par The loan carried a fixed interest rate of 8.0% A perceived enterprise value beyond the outstanding debt, improved company performance and a near-term maturity led us to believe this loan would be refinanced at par The loan was refinanced at par in November 2017, resulting in an IRR of 229.0% and a cash-on-cash return of 1.90x in approximately 11 months Sonifi Solutions, Inc. (“Sonifi”)

© 2018 Great Elm Capital Corp. Background Catalyst Outcome In December 2017, GECC purchased $5.0 million face value of the Almonde second lien term loan at a price of approximately 101% of par. The loan bears interest at rate of LIBOR plus 725 bps per annum with a LIBOR floor of 100 bps In January 2018, more attractive risk/return opportunities arose and we ultimately chose to exit this position We exited the position at approximately 101% of par, resulting in de minimis P&L impact Almonde, Inc. (“Almonde”)

© 2018 Great Elm Capital Corp. PR Wireless (Warrants) Ads Direct A legacy Full Circle position, PR Wireless warrants had a market value of $21 thousand as of 9/30/2017, and we have since written off the position A legacy Full Circle position, we chose to write-off the remaining exposure (fair value of $159 thousand as of 9/30/2017) during Q4/2017 due to developments with the underlying claim Other Realized Investments Modular Process Control (“MPC”) A legacy Full Circle loan that GECC acquired for no consideration, we sold MPC for approximately $64 thousand during Q4/2017

© 2018 Great Elm Capital Corp. Pristine Environments, Inc. (Term Loan B) A legacy Full Circle position, the majority of GECC’s exposure to Pristine Environments, Inc. was refinanced in Q1/2017. A remaining balance of $500 thousand was impaired and written off in Q4/2017 following further adverse events at the company Other Realized Investments Texas Westchester Financial A legacy Full Circle position, we completed the liquidation of Texas Westchester’s remaining assets in December 2017 and exited the position at a slight discount to the fair value on the date of the merger

© 2018 Great Elm Capital Corp. Financial & Portfolio Review (Quarter Ended 12/31/2017)

© 2018 Great Elm Capital Corp. Financial Highlights - Per Share Data Q4/20163, 4 Q1/20174 Q2/20174 Q3/20174 Q4/20174 Earnings Per Share (“EPS”) ($1.39) $0.27 ($0.20) ($0.77) $0.47 Net Investment Income (“NII”) Per Share $0.00 $0.32 $0.29 $0.32 $0.60 NII Per Share Excluding One-Time Merger / Formation Costs $0.28 N/A N/A N/A N/A Net Realized Gains Per Share $0.02 $0.16 $0.11 $0.01 $0.02 Net Unrealized Losses Per Share ($1.05) ($0.21) ($0.60) ($1.16) ($0.16) Net Asset Value Per Share at Period End $13.52 $13.59 $13.29 $12.38 $12.42 Distributions Paid / Declared Per Share $0.166 $0.249 $0.249 $0.249 $0.449 (3) References to Q4/2016 refer to the partial period commencing on November 3, 2016 upon the closing of the merger and ending December 31, 2016. (4) The per share figures are based on a weighted average of outstanding shares for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. Financial Highlights – Per Share Data

© 2018 Great Elm Capital Corp. Financial Highlights - Portfolio Q4/20165 Q1/2017 Q2/2017 Q3/2017 Q4/2017 Capital Deployed $42.5 million $73.3 million $17.9 million $49.3 million $46.1 million Investments Monetized $41.7 million $78.8 million $37.6 million $18.9 million $39.7 million Total Fair Value of Investments at Period End6 $154.7 million $152.2 million $131.6 million $153.1 million $164.9 million Net Asset Value at Period End $173.0 million $170.4 million $153.7 million $132.8 million $132.3 million Total Assets at Period End $236.5 million $225.5 million $213.7 million $218.3 million $239.9 million Total Debt Outstanding at Period End $33.6 million $33.6 million $33.6 million $66.3 million7 $32.6 million Debt to Equity Ratio at Period End 0.19x 0.20x 0.22x 0.50x7 0.25x Cash and Money Market Investments at Period End6 $66.8 million $66.8 million $58.9 million $60.3 million $18.9 million (5) References to Q4/2016 refer to the partial period commencing on November 3, 2016 upon the closing of the merger and ending December 31, 2016. (6) Cash and money market investments does not include our holdings in United States Treasury Bills. Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills and money market mutual funds. (7) Includes the FULLL notes, which were redeemed on 10/20/2017 with the proceeds from the GECCL note issuance and cash on the balance sheet. Financial Highlights - Portfolio

© 2018 Great Elm Capital Corp. Financial Review Total investment income for the quarter ended December 31, 2017 was approximately $9.7 million, or $0.92 per share Net expenses for the quarter ended December 31, 2017 were approximately $3.3 million, or $0.32 per share Net investment income for the quarter ended December 31, 2017 was approximately $6.4 million, or $0.60 per share Net realized gains for the quarter ended December 31, 2017 were approximately $213 thousand, or $0.02 per share Net unrealized depreciation of investments for the quarter ended December 31, 2017 was approximately ($1.6) million, or ($0.16) per share The per share figures are based on a weighted average of shares outstanding for the quarter ended December 31, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

Financial Review – Quarterly Operating Results

($ in Thousands)	Q4/2016[9]	Per Share[10]	Q1/2017	Per Share[10]	Q2/2017	Per Share[10]	Q3/2017	Per Share[10]	Q4/2017	Per Share[10]
Total Investment Income[11]	**$5,831**	**$0.45**	**$7,315**	**$0.58**	**$6,237**	**$0.52**	**$6,466**	**$0.58**	**$9,710**	**$0.92**
Interest Income	5,313	0.41	6,826	0.54	6,138	0.51	6,347	0.57	9,613	0.91
Dividend & Other Income	518	0.04	443	0.04	99	0.01	119	0.01	97	0.01
Net Operating Expenses	**5,826**	**0.45**	**3,221**	**0.26**	**2,759**	**0.24**	**2,896**	**0.26**	**3,277**	**0.32**
Management fees	392	0.03	593	0.05	546	0.05	547	0.05	612	0.06
Incentive fees	863	0.07	1,023	0.08	871	0.07	890	0.08	1,610	0.15
Total Investment Management fees	1,255	0.10	1,616	0.13	1,417	0.12	1,437	0.13	2,222	0.21
Administration fees	224	0.02	495	0.04	272	0.02	287	0.03	308	0.03
Directors' fees	38	0.00	27	0.00	21	0.00	40	0.00	48	0.01
Interest expense	420	0.03	631	0.05	631	0.05	717	0.06	60	0.01
Professional services (incl. merger expenses)	3,657	0.28	331	0.03	176	0.01	212	0.02	294	0.03
Custody fees	10	0.00	13	0.00	11	0.00	10	0.00	28	0.00
Other	214	0.02	113	0.01	156	0.01	193	0.02	193	0.02
Fees Waivers and Expense Reimbursement	(80)	(0.01)	(5)	(0.00)	75	0.01	0	0.00	0	0.00
Income Tax, Including Excise Tax	88	0.01	0	0.00	0	0.00	0	0.00	124	0.01
Net Investment Income	**$5**	**$0.00**	**$4,094**	**$0.32**	**$3,478**	**$0.29**	**$3,570**	**$0.32**	**$6,433**	**$0.60**

(9) References to Q4/2016 refer to the partial period commencing on November 3, 2016 upon the closing of the merger and ending December 31, 2016.
(10) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.
(11) Total investment income includes PIK income and net accretion of OID and market discount.

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© 2018 Great Elm Capital Corp. Portfolio Highlights - Quarter Ended 12/31/2017 15.3% Weighted average current yield on portfolio12 99.8% Percentage of the portfolio (based on fair value of investments) invested in 1st lien and/or senior secured instruments $0.71 Weighted average dollar price of debt investments in the portfolio, representative of our special situations investment approach13 As of December 31, 2017, approximately 77%14of the portfolio was invested in ideas that are representative of the manner in which GECM intends to manage the portfolio going forward (12) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (13) Weighted average dollar price is based on the stated par value and fair value of outstanding debt securities at the measurement date. (14) The balance of the portfolio remains in legacy Full Circle positions that were acquired in the merger with Full Circle.

© 2018 Great Elm Capital Corp. Portfolio Overview - Quarter Ended 12/31/2017 24 Debt Investments $164.5 million Fair Value Invested in Debt Instruments 48.1% in Floating Rate Instruments 15.3%15 Weighted Average Current Yield 99.8% Of Invested Capital in Debt Instruments (100% of fair value in first lien / senior secured) Four Equity Investments $349 thousand Fair Value Invested in Equity Instruments Debt Investments: Equity Investments: 0.2% Of Invested Capital in Equity Investments (15) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

© 2018 Great Elm Capital Corp. Portfolio Activity - Quarter Ended 12/31/2017 $46.1 million Capital deployed into 11 companies (four new investments, seven additional investments) with a weighted average dollar price of $0.97 and a weighted average current yield of 11.4%16 $39.7 million Monetized (in part or full) 16 investments at a weighted average dollar price of $1.00 and a weighted average current yield of 10.4%17 (16) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (17) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

Portfolio Activity

Portfolio Rotation: New Investments vs. Monetized Investments	Q4/2016[18]	Q1/2017	Q2/2017	Q3/2017	Q4/2017
Dollar Value of New Investments[19]	$42.5 million	$73.3 million	$17.9 million	$49.3 million	$49.1 million
Weighted Average Price of New Debt Investments	$0.93	$0.98	$0.99	$0.96	$0.97
Weighted Average Current Yield of New Debt Investments	12.2%	12.3%	11.1%	10.6%	11.4%
% of New Debt Investments - 1st Lien / Senior Secured Instruments	100%	100%	100%	100%	100%
Dollar Value of Monetized Investments[20]	$41.7 million	$78.8 million	$37.6 million	$18.9 million	$39.7 million
Weighted Average Price of Monetized Debt Investments	$0.99	$0.99	$1.02	$1.00	$1.00
Weighted Average Current Yield of Monetized Debt Investments	10.5%	13.3%	10.2%	11.2%	10.4%
% of Monetized Debt Investments - 1st Lien / Senior Secured Instruments	100%	83%	77%	100%	100%

(18) References to Q4/2016 refer to the partial period commencing on November 3, 2016 upon the closing of the merger and ending December 31, 2016.
(19) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.
(20) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

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© 2018 Great Elm Capital Corp. Portfolio Breakdown - Asset Type and Interest Rate Type ($ in K) Portfolio by Asset Type Portfolio by Interest Rate Type Investments:   Investments at Fair Value   % of Total Portfolio 1st Lien / Senior Secured Debt   $164,521 99.8% Unsecured Debt   - 0.0% Equity / Other   349 0.2% Total Investments at Fair Value   $164,870 100.0%     Count   Investments at Fair Value   % of Debt Holdings Fixed Rate   7 $85,391 51.9% Floating Rate   17 79,130 48.1%     24 $164,521 100.0% Weighted average fixed rate yield of 11.3%21 (21) Weighted average fixed rate current yield is based upon the stated coupon rate and fair value of outstanding fixed rate debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

© 2018 Great Elm Capital Corp. Portfolio Breakdown - Asset Type (End of Period Investments - % of FMV)

© 2018 Great Elm Capital Corp. Portfolio Breakdown - Interest Rate (End of Period Investments - % of FMV)

© 2018 Great Elm Capital Corp. Portfolio Breakdown - Industry     Investments at Fair Value   Percentage of Total Portfolio Wireless Telecommunications Services   $ 42,277   25.6% Building Cleaning and Maintenance Services   18,104   11.0% Retail   14,800   9.0% Manufacturing   11,960   7.3% Wireless Communications   10,023   6.1% Chemicals   9,771   5.9% Radio Broadcasting   8,876   5.4% Industrial Other   7,070   4.3% Technology Services   5,952   3.6% Real Estate Services   5,718   3.5% Water Transport   5,279   3.2% Software Services   5,005   3.0% Industrial Conglomerates   4,838   2.9% Information and Data Services   4,659   2.8% Business Services   4,156   2.5% Consumer Finance   2,871   1.7% Maritime Security Services   1,770   1.1% Hotel Operator   1,605   1.0% Grain Mill Products   136   0.1% Total   $ 164,870   100% Amounts in the above table do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

Avanti - Update About Avanti: Avanti is a leading provider of satellite-enabled data communications services in Europe, the Middle East and Africa. Avanti’s satellites utilize Ka-band frequencies, enabling higher speed and volume at lower cost. It is a carrier’s carrier, selling managed service wholesale to service providers in four markets: enterprise, government, carrier services, and consumer broadband GECC’s debt investments in Avanti are secured by a collateral package that consists of satellites in orbit (HYLAS 1 & 2), one satellite under construction (HYLAS 3), on satellite schedule to launch (HYLAS 4), ground earth stations, spectrum and orbital slots Recent Events: In December 2017, Avanti announced a proposed restructuring plan whereby the terms of its second lien debt would be amended (its coupon rate reduced to 9.0%; the company to have the option to pay in kind (“PIK”) its interest payments for the remaining life of the security; and its maturity date to be extended by a year) and its current third lien debt would be “equitized” in a debt for equity swap. The result of this restructuring, if approved, is that GECC will own approximately $35 million of 2nd lien bonds (par value) and approximately 9.1% of the common equity. On February 8, 2018, Avanti announced it had received consents from holders representing 96.36% of its Senior Secured Notes of 2021 (second lien notes) and 86.87% of its Senior Secured Notes of 2023 (third lien notes). With this news, the company has announced it is convening a meeting of its noteholders of the Senior Secured Notes of 2023 for the purpose of considering and approving the scheme of arrangement; this meeting will be held on March 20, 2018 Additionally, in February 2018, Avanti appointed Kyle Whitehill as its new CEO, replacing Alan Harper, its Interim CEO, who will resume his role as a Non-Executive Director of the company when Kyle joins in April. Kyle brings significant experience working with telecommunications companies in emerging market countries, similar to the ones that Avanti serves Lastly, Avanti has announced its launch date for HYLAS 4, which is scheduled for March 2018. HYLAS 4 is Avanti’s largest capacity satellite and will provide data communications services with fixed beams serving Africa and Europe and steerable beams that can cover territory as far east as the United States and as far south as the southern tip of South America (please refer to the following page for more information on its coverage area) © 2018 Great Elm Capital Corp.

Avanti – Coverage Territory © 2018 Great Elm Capital Corp. SOURCE: Avanti’s website

Subsequent Events (through March 8, 2018) © 2018 Great Elm Capital Corp. In January 2018, we sold our position in Almonde, Inc. at a price of approximately 101% of par value In January 2018, we sold $2.0 million of our position in NANA Development Corp. at a price of approximately 101% of par value In January 2018, we purchased $5.0 million of par value of Sungard Availability Services, Inc. first lien term loan at a price of approximately 93% of par value. Such debt security bears interest at a rate of 3-Month LIBOR plus 7.00% and matures September 30, 2021 In February 2018, we purchased $10.0 million of par value of Full House Resorts, Inc. senior secured first lien notes at an issuance price of approximately 98% of par value. Such debt security bears interest at a rate of 3-Month LIBOR plus 7.00% and matures February 2, 2024 In February 2018, we purchased an additional $4.4 million of par value of Michael Baker International, LLC second lien bonds at a price of approximately 98% of par value In February 2018, PE Facility Solutions, LLC prepaid approximately $1.0 million of its term loan B at par plus accrued interest In February and March 2018, we purchased an additional $2.6 million of par value of SESAC Holdco II, LLC second lien loan at a price of approximately par In March 2018, the court in Caldwell County, Texas ruled in our favor in FCCC v. Pumphrey and awarded us damages of $3.85 million. This amount is in addition to amounts previously collected on our investment in Luling Lodging LLC. While these damages have been awarded to us, there are no guarantees as to their timing or collectability

© 2018 Great Elm Capital Corp. Capital Activity

© 2018 Great Elm Capital Corp. Distribution Policy & Declared Distributions On November 2, 2017, we declared our monthly Q1/2018 distribution amount and schedule. We generated $0.60 in NII per share during the quarter, a 2.4x base distribution coverage or 1.3x including the special distribution22 On December 26, 2017, we announced a special distribution of $0.20 per share. Including the paid and / or declared regular distributions through 2017, our distributions to stockholders totaled $1.20 per share, representing 9.63% of our December 31st NAV On March 9, 2018, we declared our monthly Q2/2018 distribution amount and schedule; this distribution rate of $0.083 per share per month represents an annual distribution of approximately 8.02% of 12/31/2017 NAV. The schedule is as follows: (22) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Month Rate Record Date Payable Date January $0.083 January 31, 2018 February 15, 2018 February $0.083 February 28, 2018 March 15, 2018 March $0.083 March 30, 2018 April 16, 2018 Month Rate Record Date Payable Date Special $0.20 December 29, 2017 January 30, 2018 Month Rate Record Date Payable Date April $0.083 April 30, 2018 May 15, 2018 May $0.083 May 31, 2018 June 15, 2018 June $0.083 June 29, 2018 July 16, 2018

© 2018 Great Elm Capital Corp. Stock Buyback Program & Self-Tender Post the closing of the merger in November 2016, we commenced our stock buyback program, executed through a 10b5-1 plan, to repurchase shares whenever they trade below 90% of the last published NAV Our Board of Directors approved $15 million for the 10b5-1 plan over 18 months, which commenced in November 2016. In addition to the 10b5-1 plan, our Board of Directors has authorized an additional $35 million in share repurchasing capacity For the quarter ended December 31, 2017, we purchased an aggregate of 77,430 shares at a weighted average price of $10.24 per share, resulting in approximately $792.5 thousand of cash paid to purchase shares (82% of December 31, 2017 NAV) From the commencement of the stock buyback program through March 8, 2018, including our successful tender offer, we have purchased an aggregate of 2,236,651 shares at a weighted average price of $11.18 per share, resulting in approximately $25 million of cumulative cash paid to purchase shares (approximately 90% of December 31, 2017 NAV) We had approximately $33.7 million of cash and cash equivalents as of March 8, 2018

© 2018 Great Elm Capital Corp. Stock Buyback Program & Self-Tender - Monthly Activity Month Total Number of Shares Purchased Average Price Per Share November 2016 16,030 $ 10.79 December 2016 82,142 $ 10.72 Total 2016 98,172 $ 10.73 January 2017 132,434 $ 11.48 February 2017 72,678 $ 11.26 March 2017 40,617 $ 11.09 April 2017 16,846 $ 11.38 May 201723 944,535 $ 11.44 June 2017 15,215 $ 10.42 July 2017 47,961 $ 10.73 August 2017 37,666 $ 10.78 September 2017 753,097 $ 11.00 October 2017 63,073 $ 10.27 November 2017 14,357 $ 10.04 December 2017 - N/A Total 2017 2,138,479 $ 11.20 Total 2,236,651 $ 11.18 (23) Share amounts in this line include the repurchase of 869,565 shares on May 12, 2017 in accordance with the $10,000 tender offer announced on March 30, 2017 that expired on May 5, 2017.

© 2018 Great Elm Capital Corp. Baby Bond Offering In January and February 2018, we sold $44.9 million of 6.75% notes of 2025 (NASDAQ: GECCM), plus $1.5 million of the over-allotment option for a total issue size of approximately $46.4 million. The seven-year notes mature on January 31, 2025 and are callable after January 31, 2021. The intended use of proceeds for this offering was to make investments consistent with GECC’s investment objectives and for general corporate purposes Including the 6.50% GECCL notes of 2022 that were priced in September 2017, the total debt outstanding for GECC is approximately $79.0 million as of March 2018

© 2018 Great Elm Capital Corp. Appendix

Appendix: Avanti – History

2007
- April 2007: Avanti IPO'd offering 25.708 million shares, with last price on first trading day of 242GBp

2009
- July 2009 and December 2009: Offered 14 million shares at 225GBp and offered 21.5 million shares at 400GBp

2010
- July 2010: Offered 16.279 million shares at 430GBp
- November 2010: HYLAS 1 was launched

2012
- February 2012: Offered 26.786 million shares at 280GBp
- August 2012: HYLAS 2 was launched

2013
- October 2013: Issued $370 million 10.0% senior secured notes

2014
- June 2014: Issued $150 million 10.0% senior secured notes

2015
- February 2015: Offered 28.8 million shares at 210GBp
- August 2015: Issued $125 million 10.0% senior secured notes and offered 3.6 million shares at 201GBp

2016
- July 2016: Avanti announced an expected liquidity shortfall, which prompted a strategic review process and a bid from Inmarsat that valued the company at $950 million USD, which was subsequently pulled when this information was leaked to the press

2017
- January 2017: Restructuring part I was announced, pursuant to which $200 million of the existing notes were rolled up into senior PIK toggle notes and an additional $80 million was contributed as new PIK toggle notes. This restructuring also allowed the company to incur up to $132.5 million of super senior debt
- June 2017: Super senior facility of $100 million provided by HPS was announced
- August 2017: Resignation of CEO David Williams was announced
- December 2017: Proposed restructuring part II was announced

2018
- February 2018: Kyle Whitehill was announced as the new CEO with his start date scheduled for April 2018
- March 2018: HYLAS 4 is scheduled to launch

Avanti was founded in 2002 by former CEO, David Williams, and Technical Director, David Bestwick

Avanti has invested more than $1.2 billion in its assets, comprising its investments in its fleet and ground infrastructure

GREAT ELM CAPITAL
© 2018 Great Elm Capital Corp.
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Appendix: General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument and debt instrument that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower. © 2018 Great Elm Capital Corp.

Appendix: Contact Information © 2018 Great Elm Capital Corp. Investor Relations Meaghan K. Mahoney Senior Vice President 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com